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                                                                  Exhibit 99.1

                                                               INVESTOR CONTACT:

                                                                    Cindy Wyrick
                                                          VP, Investor Relations
                                                           SoftNet Systems, Inc.
                                                                    415-343-2325
                                                             cwyrick@softnet.com

                                                                  MEDIA CONTACT:

                                                                  Gloria Parrish
                                              Director, Corporate Communications
                                                           SoftNet Systems, Inc.
                                                                    415-365-2514
                                                            gparrish@softnet.com



            SOFTNET NAMES GARRETT J. GIRVAN CHIEF EXECUTIVE OFFICER;
                  BRILLIANT TO REMAIN AS CHAIRMAN OF THE BOARD

         SAN FRANCISCO, CALIFORNIA, DECEMBER 5, 2000 - SoftNet Systems, Inc. (Nasdaq: SOFN) today announced that Garrett J. Girvan has been appointed chief executive officer of the broadband services company. Dr. Lawrence B. Brilliant, who has served as SoftNet's CEO since April 1998, will step down due to health concerns. Brilliant will remain as the chairman of the board of directors for SoftNet - overseeing the strategic direction for the company - a role he has held since April 1999.
         Garrett Girvan, who will also continue to serve as president of Aerzone, accepts the appointment of CEO after nearly three years with SoftNet, during which time he held the position of SoftNet's chief operating officer. Prior to joining SoftNet, Girvan held various positions at Viacom Cable over a 13-year period, including chief financial officer and chief operating officer. While at Viacom, Girvan was involved in the development of Viacom's broadband services.

         "It is with great honor that I accept the position of SoftNet's CEO, and with much admiration and appreciation for Larry's leadership and commitment to the company to this point," said Garrett Girvan, SoftNet's chief executive officer.

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         "I join everyone here in wishing Larry well and thanking him for his many years of commitment, passion, and dedication to the company. We look forward to tapping into Larry's wealth of vision with his continued role as SoftNet's chairman."

ABOUT SOFTNET SYSTEMS, INC.
SoftNet is a leading global broadband Internet services company.
         AERZONE operates wireless broadband local area networks (Aerzone Wireless(TM)) and business centers (Aerzone Business Centers(TM)) in locations frequented by business professionals, such as major airports, convention centers and hotels. Aerzone is majority-owned by SoftNet Systems. Aerzone has long term agreements with United Airlines and Delta Air Lines, each of which earn equity in Aerzone through customer acquisition and service launches. Cisco and Nokia are Aerzone's preferred wireless technology vendors providing expertise and wireless technology to the venture.
         SoftNet's wholly-owned INTELLICOM subsidiary combines Internet services with sophisticated two-way satellite technology to deliver a turnkey solution for ISPs, schools, corporations and businesses. SoftNet is also known for its wholly-owned ISP CHANNEL. ISP Channel currently services thousands of cable customers nationwide with two-way broadband data services.
         For further information about SoftNet Systems, Inc. and its subsidiaries, please visit www.softnet.com or call 415-365-2500.

                                     # # #

This press release contains forward-looking statements concerning SoftNet Systems' anticipated future operating results, future revenues and earnings or adequacy of future cash flow. (These forward-looking statements include, but are not limited to, statements containing the words "expect", "believe", "will", "may", "should", "project", "estimate" and like expressions, and the negative thereof.) These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the risks attendant to a growing business in a new industry as well as those risks described in SoftNet Systems' Quarterly or Annual Report.